Exhibit EX-99.j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent in this Post-Effective Amendment No. 28 to Registration Statement No. 811-09813 on Form N-1A to the reference to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
April 29, 2011